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                                                                   EXHIBIT 3.2.6

                  [                     ] LIMITED PARTNERSHIP

                       AGREEMENT OF LIMITED PARTNERSHIP


     THIS AGREEMENT OF LIMITED PARTNERSHIP dated as of the ____ day of April, 1996, by and among Harborside Health I Corporation as the General Partner; and Harborside Healthcare Limited Partnership as the Limited Partner, and any such other persons or entities as may hereafter be admitted to this partnership as Limited Partners.

     WHEREAS, the General Partner and the Limited Partner desire to form a limited partnership pursuant to this Agreement and the Massachusetts Uniform Limited Partnership Act;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.   The name of the partnership is [                          ] LIMITED
     PARTNERSHIP.

2. The character of the business intended to be transacted by the partnership is to acquire, own, lease, invest in, improve, hold, encumber, sell, manage, maintain, operate and otherwise deal with nursing homes, retirement homes, congregate care facilities, rehabilitation facilities, psychiatric facilities, substance abuse facilities, medical office buildings or other health care related commercial properties, and any equity interest of the Partnership therein, whether direct or indirect, through nominees, joint ventures or otherwise, and real estate and personal property related thereto; to be a general and/or limited partner in any general or limited partnership in which the Partnership shall act as a general and/or limited partner which conducts activities within the scope of this section; and to conduct any other business activity allowed under the Massachusetts Uniform Limited Partnership Act (the "Act").


3. The address of the office of the partnership at which shall be kept the records and partnership documents of the partnership is to be:

                         c/o The Berkshire Group
                         470 Atlantic Avenue
                         Boston, MA  02210
                         Attn:  Legal Department

     The agent for service of process for the partnership shall be:

                    The Prentice-Hall Corporation System, Inc.
                    1201 Hays Street
                    Tallahassee, Florida  32301

4. The name and business address of each partner, general and limited partner being respectively designated, is as follows:

     General Partner                    Address
     ---------------                    -------

     Harborside Health I Corporation    c/o The Berkshire Group
                                        470 Atlantic Avenue
                                        Boston, MA  02210
                                        Attn:  Legal Department
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     Limited Partner                              Address
     ---------------                              -------

     Harborside Health Care Limited Partnership   c/o The Berkshire Group
                                                  470 Atlantic Avenue
                                                  Boston, MA  02210
                                                  Attn:  Legal Department

5. The amount of cash contributed by the general partner, no other property having been contributed by or agreed to be contributed in the future by the general partner, is as follows: $10.00.

     The amount of cash contributed by the limited partner, no other property having been contributed by or agreed to be contributed in the future by the limited partner, is as follows: $990.00.

6. Profits, losses, credits and items thereof of the partnership shall be allocated, and cash shall be distributed in the following percentages:

               Harborside Health I Corporation     1.0%
               Harborside Healthcare Limited Partnership  99.0%

7. No additional contributions to the capital of the partnership have been agreed to be made by the partners.

8. A limited partner may substitute an assignee as contributor in his place only with the prior written consent of the general partner.

9. The limited partner has no right to withdraw from the partnership during the partnership's existence, except with the consent of the general partner and on the terms agreed to at the time of withdrawal, and the general partner has no right to withdraw.

10. No partner has a right to receive any distributions of property, including cash, from the partnership except to the extent the general partner determines to make distributions in accordance with Section 6 hereof.

11. No partner has a right to receive distributions which include a return of all or any part of its contribution except to the extent the general partner determines to make such distributions in accordance with Section 6 hereof.

12. The partnership will be dissolved and its affairs wound up on December 31, 2046, unless sooner dissolved in accordance with the provisions of the Act.

13. The remaining general partner or general partners, if any, have the right to continue the business of the partnership on the happening of an event of withdrawal of a general partner.

14. The general partner shall have and may exercise all rights and powers granted by the Act as from time to time in effect.

15. The general partner may appoint and remove one or more officers of the partnership including, without limitation, a president, one or more executive vice presidents, one or more other vice
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     presidents, a treasurer, one or more assistant treasurers, a controller, a secretary, and one or more assistant secretaries. The general partner may assign to any such officer from time to time such duties and powers as the general partner may deem appropriate subject, however, to the general provisions of this agreement with respect to the rights, powers and duties of the general partner.

16. The general partner shall be entitled to such fees and reimbursements as may be determined by agreement of the partners.

17. The general partner shall have the right to propose the transfer of some or all of its interest to a new or additional general partner. Such proposed new or additional general partner shall become a general partner of the partnership only upon the unanimous written consent of all of the partners.

18.  Special Power of Attorney Relating to Continuance of Partnership:  If the
     ----------------------------------------------------------------
     business of the partnership is continued after dissolution, the limited partner constitutes and appoints the remaining or new general partners, and each of them, if more than one, irrevocably, recognizing their interest and that of the other partners herein, and intending to create a durable power of attorney, as such partners' true and lawful attorney to execute, swear to and file whatever amended Certificates they deem appropriate in the circumstances, and to take whatever action may be necessary to continue the partnership business under applicable law.

19. No person dealing with the partnership, or its assets, whether as mortgagee, assignee, purchaser, lessee, grantee or otherwise, shall be required to investigate the authority of any general partner purporting to act on behalf of the partnership, in selling, assigning, leasing, mortgaging, or conveying any partnership assets, nor shall any such assignee, lessee, purchaser, mortgagee, or grantee be required to inquire as to whether the approval of the partners for any such sale, assignment, lease, mortgage or transfer has been first obtained. Such person shall be conclusively protected in relying upon certificate of authority of, or in accepting any instrument signed by any general partner in the name and behalf of, the partnership or the general partner.

20. The Partnership shall, to the extent provided below, indemnify a person who was, is, or is threatened to be made a named Defendant or Respondent in a proceeding because the person is or was a general partner of the Partnership. The indemnification required by this paragraph shall be provided whenever it is determined, as provided below, that the person seeking indemnification:

     (1)  Acted in good faith; and

     (2)  Reasonably believed:

          (a) In the case of conduct in the person's official capacity as a general partner of the Partnership, that the person's conduct was in the Partnership's best interest; and
          (b) In all other cases, that the person's conduct was at least not opposed to the Partnership's best interest; and

     (3) In the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     A determination that the indemnification standards set forth above have been met shall be made by special legal counsel selected by the holders of a majority in interest of limited partners who at
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     the time of the vote are not named Defendants or Respondents in the proceeding. In the event that such a majority in interest cannot be obtained, special legal counsel shall be selected by a majority in interest of all limited partners.

21. The general partners shall have the authority to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the Partnership, including itself and whether or not any such persons so employed are partners or affiliates, and to pay such fees, expenses, salaries, wages and other compensation, including incentive fees, to such persons as it shall, in its sole discretion, determine, provided that any
                                                             --------
     payments to the partners or affiliates shall, unless otherwise specifically provided herein, be on arms-length terms. For all purposes hereof any standard fees (i.e., fees similar to the highest fees generally charged by such affiliates) paid to an affiliate in connection with the property, whether the fees are for management, brokerage or other services rendered or goods provided, shall be conclusively presumed to be reasonable arms-length fees.

22. This Agreement may be amended by and only by the general partner together with the consent of the limited partner.

     IN WITNESS WHEREOF, the members of said partnership have executed this Agreement as of the date set forth above, under penalties of perjury.


                         GENERAL PARTNER:
                         ---------------

                         HARBORSIDE HEALTH I CORPORATION



                         By:  /s/ William Stephan
                            ---------------------------------------------
                              William Stephan, Treasurer


                         LIMITED PARTNER:
                         ----------------

                         HARBORSIDE HEALTHCARE LIMITED PARTNERSHIP

                         By:  KHI Corporation, its general partner



                         By: /s/ Stephen L. Guillard
                            --------------------------------------------
                              Stephen L.  Guillard, President
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                           SCHEDULE TO EXHIBIT 3.2.6
                           -------------------------


The following entities have the Form of Agreement of Limited Partnership included as Exhibit 3.2.6 with any changes from the form noted:

1.   Harborside Acquisition Limited Partnership V
          Changes from Form: Recital is pursuant to the Delaware Revised Uniform Limited Partnership Act
          Paragraph 2. The general character of the business intended to be transacted by the partnership is to acquire, own, lease, invest in, improve, hold, encumber, sell, manage, maintain, operate and otherwise deal with nursing homes, retirement homes, congregate care facilities, rehabilitation facilities, psychiatric facilities, substance abuse facilities, medical office buildings or other health care related commercial properties, and any equity interest of the partnership therein, whether direct or indirect, through nominees, joint ventures or otherwise, and real estate and personal property related thereto; to be a general and/or limited partner in any general or limited partnership in which the partnership shall act as a general and/or limited partner which conducts activities within the scope of this section; and to conduct any other business activity allowed under the Act.
          Paragraph 3.  The agent for SOP is as follows:
                        Scott D. Spelfogel, Esq.
                        Office of the General Counsel
                        c/o The Berkshire Group
                        470 Atlantic Avenue, 13th Floor
                        Boston, Massachusetts 02210
          Paragraph 12. The partnership will be dissolved and its affairs wound up on December 31, 2029, unless sooner dissolved in accordance with the provision of the Act.

2.   Harborside Acquisition Limited Partnership VI
          Changes from Form:  Recital (same as Harborside Acquisition Limited
                   Partnership IV above (HALP V)
          Paragraph 2.  same as HALP V above

          Paragraph 3.  The agent for SOP is same as HALP IV above

          Paragraph 12.  same as HALP V above.

3.   Harborside Acquisition Limited Partnership VII
          Changes from Form: Recital (same as Harborside Acquisition Limited Partnership IV above (HALP V)
          Paragraph 2.  same as HALP V above
          Paragraph 3.  The agent for SOP is same as HALP V above
          Paragraph 12.  same as HALP V above.

4.   Harborside Acquisition Limited Partnership VIII
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          Changes from Form:  Recital (same as Harborside Acquisition Limited
          Partnership V above (HALP V)
          Paragraph 2.  same as HALP V above
          Paragraph 3.  The agent for SOP is same as HALP V above
          Paragraph 12.  same as HALP V above.

5.   Harborside Acquisition Limited Partnership IX
          Changes from Form: Recital (same as Harborside Acquisition Limited Partnership V above (HALP V)
          Paragraph 2.  same as HALP V above
          Paragraph 3.  The agent for SOP is same as HALP IV above
          Paragraph 12.  same as HALP V above.

6.   Harborside Acquisition Limited Partnership X
          Changes from Form: Recital (same as Harborside Acquisition Limited Partnership V above (HALP V)
          Paragraph 2.  same as HALP V above
          Paragraph 3.  The agent for SOP is same as HALP V above
          Paragraph 12.  same as HALP V above.

7.   Harborside Massachusetts Limited Partnership
          Changes from Form: Paragraph 12, dissolution of entity is December 31 2046

8.   Harborside Dayton Limited Partnership
          Changes from Form: Paragraph 12, dissolution of entity is December 31 2046

9.   Harborside Healthcare Baltimore Limited Partnership

10.  Harborside Healthcare Network Limited Partnership
          Changes from Form: Recital is pursuant to the Florida Revised Uniform Limited
          Partnership Act, Chapter 620.108
          Paragraph 2. The character of the business intended to be transacted by the partnership is to develop a network of health care providers and manage a consortium of healthcare providers dealing with post acute services, said consortium to include skilled nursing facilities, home health providers and durable medical equipment suppliers. Paragraph 3. The address of the office at which records shall be kept is as follows:
               c/o The Berkshire Group
               470 Atlantic Avenue, 13th Floor

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               Boston, Massachusetts  02210
               Attn:  Legal Department
                         The agent for SOP is as follows:
               The Prentice-Hall Corporation System, Inc.
               1201 Hays Street
               Tallahassee, FL  32301
          Paragraph 12.  dissolution of entity is December 31 2029.

11.  Harborside of Florida Limited Partnership
          Changes from Form: Recital is pursuant to the Florida Revised Uniform Limited
          Partnership Act, Chapter 620.108
          Paragraph 2. The general character of the business intended to be transacted by the partnership is to acquire, own, lease, invest in, improve, hold, encumber, sell, manage, maintain, operate and otherwise deal with nursing homes, retirement homes, congregate care facilities, rehabilitation facilities, psychiatric facilities, substance abuse facilities, medical office buildings or other health care related commercial properties, and any equity interest of the partnership therein, whether direct or indirect, through nominees, joint ventures or otherwise, and real estate and personal property related thereto; to be a general and/or limited partner in any general or limited partnership in which the partnership shall act as a general and/or limited partner which conducts activities within the scope of this section; and to conduct any other business activity allowed under the Act.
          Paragraph 3. The address of the office at which records shall be kept is as follows:
               c/o The Berkshire Group
               470 Atlantic Avenue, 13th Floor
               Boston, Massachusetts  02210
               Attn:  Legal Department
          The agent for SOP is as follows:
               The Prentice-Hall Corporation System, Inc.
               1201 Hays Street
               Tallahassee, FL  32301
          Paragraph 12.  dissolution of entity is December 31 2044.

12.  Bridgewater Assisted Living Limited Partnership

13.  Harborside Homecare Limited Partnership

          Paragraph 2. The general character of the business intended to be transacted by the partnership is provision of pharmacy services, provision of psychiatric services, provision of infusion therapy, provision of home health services and sale of durable medical equipment and any equity interest of the partnership therein, whether direct or indirect, through nominees, joint ventures or otherwise, and real estate and personal property related thereto; to be a general and/or limited partner in any general or limited partnership in which the partnership shall act as a general and/.or limited partner which conducts activities within the scope of this section; and to conduct any other business activity allowed under the Act.

                                       3
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          Paragraph 3.  The address of the office at which records shall be kept is as follows:
               The Berkshire Group
               470 Atlantic Avenue, 13th Floor
               Boston, Massachusetts  02210
          The agent for SOP is as follows:
               David Moskowitzz, Esq.
               c/o The Berkshire Group
               470 Atlantic Avenue, 13th Fl.
               Boston, MA  02210
          Paragraph 12.  dissolution of entity is December 31 2029.
          Paragraph 4, general partner is KHI Corporation

14.  Harborside of Ohio Limited Partnership

15.  Harborside Toledo Limited Partnership
          Changes from Form: Schedule A and an Amendment makes Harborside Toledo the sole
          General partner

16.  Harborside Rehabilitation Limited Partnership

          Paragraph 2. The general character of the business intended to be transacted by the partnership is to provide physical therapy, occupational therapy, speech pathology and audiology services, and other rehabilitative services to patients of nursing homes, retirement homes, congregate care facilities, psychiatric facilities, substance abuse facilities and other health care related facilities; to be a general and/or limited partner in any general or limited partnership which conducts activities within the scope of this section; and to conduct any other business activity allowed under the Act.
          Paragraph 3. The address of the office at which records shall be kept is as follows:
               470 Atlantic Avenue, 13th Floor
               Boston, Massachusetts  02210
          The agent for SOP is as follows:
               David Moskowitzz, Esq.
               c/o The Berkshire Group
               470 Atlantic Avenue, 13th Fl.
               Boston, MA  02210

17.  Harborside of Cleveland Limited Partnership

          Paragraph 2. The character of the business intended to be transacted by the partnership is to acquire, own, develop, improve, operate, manage, maintain, lease, sell and otherwise deal with real property or any improvements thereon; to do all the foregoing either directly or through subsidiaries, and to do all things incidental to the foregoing and to act in connection with any of the foregoing in any capacity whatever; to own corporations or be a general or limited partner in any business enterprise which the partnership would have the power to conduct by itself; and to engage in such related activities as are necessary, convenient or incidental to the above.
          Paragraph 3. The address of the office at which records shall be kept is as follows:

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

               The Berkshire Group
               470 Atlantic Avenue, 13th Floor
               Boston, Massachusetts  02210
          The agent for SOP is as follows:
               David Moskowitzz, Esq.
               Office of the General Counsel
               c/o The Berkshire Group
               470 Atlantic Avenue, 13th Fl.
               Boston, MA  02210

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